     BOSTON, January 19, 1995 -- Bank of Boston Corporation (NYSE: BKB) reported today fourth quarter net income of $121 million, or $1.01 per common share on a fully diluted basis. This compares with $116 million, or $.96 per share, in the third quarter of 1994 (before special revenue items, restructuring charges and conversion-related costs) and $103 million, or $.85 per share, in the fourth quarter of 1993. On this same basis, net income for the full year 1994 was $443 million, or $3.68 per share (before extraordinary items and the effect of accounting changes), compared with $332 million, or $2.73 per share for the full year 1993, an increase of 34%.

     Actual net income for the full year 1994 was $435 million, or $3.61 per share, on a fully diluted basis, compared with $299 million, or $2.44 per share for the full year 1993. The quarter comparisons were $121 million, or $1.01 per share in the fourth quarter of 1994, versus $124 million, or $1.04 per share in the third quarter and $103 million, or $.85 per share in the fourth quarter of 1993.

BANK OF BOSTON                                                        PAGE 2



NET INTEREST REVENUE

     Net interest revenue, on a fully taxable equivalent basis, was $435 million for the fourth quarter of 1994, compared with $405 million in the prior quarter (excluding special revenue earned in Brazil) and $351 million for the same period in 1993. On this same basis, net interest margin was 4.39% for the fourth quarter of 1994, compared with 4.14% in the third quarter of 1994 and 3.86% in the fourth quarter of 1993.

     The increases in net interest revenue and margin from the third quarter principally reflected improvements in two areas. The majority of the net interest revenue improvement came from domestic operations, as rising interest rates have resulted in loan yields growing at a faster pace than retail deposit rates. In addition, the Corporation's modest asset sensitive interest rate risk position, as well as increases in the level of higher yielding consumer-related loans, contributed to the improvement in domestic net interest revenue. The remaining improvement came principally from Brazilian operations. During the third quarter of 1994, the Corporation recognized approximately $20 million ($11 million after-tax, or 10 cents per share) of net interest revenue from Brazilian operations that was earned during the transition period into Brazil's new economic program, and as such, was viewed as a special item. Excluding this special revenue, Brazilian net interest revenue and margin improved during the fourth quarter, reflecting successful funding strategies adopted by the Corporation. As Brazil's new economic program continued to evolve during the quarter, inflation remained at low levels and the Brazilian currency remained stable compared with the U.S. dollar.

     The growth in net interest revenue and margin from the fourth quarter of 1993 resulted from the same factors discussed above. Net interest revenue also benefited from higher Latin American loan levels and the acquisitions of BankWorcester and Pioneer.

NONINTEREST INCOME
     Noninterest income is composed of the following:


  Third
Quarter                                                                Fourth Quarter                  Twelve Months
- -------                                                                -------------               -----------------
   1994      (in millions)                                           1994        1993     Change       1994     1993    Change
   ----                                                              ----        ----     ------       ----     ----    ------
  $ 104      Financial service fees                                 $ 105       $  95      $  10     $  396   $  350    $   46
     51      Trust and agency fees                                     53          45          8        201      178        23
     11      Trading profits and commissions                            0           4         (4)        16       24        (8)
      1      Securities portfolio gains, net                            3           9         (6)        14       32       (18)
      9      Mezzanine/venture capital profits, net                     2           2          0         30       38        (8)
     11      Foreign exchange trading profits                          11          12         (1)        42       45        (3)
      0      Gain on the sale of domestic factoring business            0           0          0         27        0        27
     15      Other income                                              25          22          3        102       79        23
  -----                                                             -----       -----        ---      -----    -----      ----
   $202           Total                                             $ 199       $ 189        $10      $ 828    $ 746      $ 82
  =====                                                             =====       =====        ===      =====    =====      ====

     Trust and agency fees improved in all comparisons reflecting increased volumes and new business in the Latin American mutual fund and domestic stock transfer businesses. Trading account profits were lower in all comparisons stemming from lower profits from international securities trading. Other income in the fourth quarter included $6 million from the sale of mortgage servicing rights. Other income in the third quarter included $15 million of exchange-rate related profits stemming from the strengthening of Brazil's currency against the U.S. dollar subsequent to the implementation of that country's new economic program on July 1, 1994. Other income in the third quarter also included the effect of approximately $15 million of charges associated with certain investments, including investments in foreign equity subsidiaries and writedowns of domestic investments acquired in connection with loan restructurings.

BANK OF BOSTON                                                            PAGE 3



FINANCIAL SERVICE FEES

         The components of financial service fees are as follows:


  Third
Quarter                                                                   Fourth Quarter              Twelve Months
- -------                                                                   --------------           ----------------
   1994      (in millions)                                                  1994    1993   Change    1994    1993   Change
   ----                                                                     ----    ----   ------    ----    ----   ------
  $  32      Deposit fees                                                  $  33   $  32      $ 1   $ 126   $ 122     $  4

     17      Letters of credit and acceptance fees                            17      15        2      61      58        3
             Mortgage servicing fees:
     32       Fee income                                                      35      27        8     125     105       20
   (16)       Amortization of mortgage servicing assets                      (18)    (22)       4     (68)    (99)      31
   ----                                                                     -----   -----      ---   -----   -----     ----
     16        Net mortgage servicing fees                                    17       5       12      57       6       51
     15      Loan-related fees                                                16      13        3      60      45       15
      1      Factoring fees                                                    0       7       (7)      4      24      (20)
     23      Other                                                            22      23       (1)     88      95       (7)
  -----                                                                    -----   -----      ---   -----   -----     ----
  $ 104           Total                                                    $ 105   $  95      $10   $ 396   $ 350     $ 46
  =====                                                                    =====   =====      ===   =====   =====     ====

     The increase in mortgage servicing fee income from prior year periods reflected ongoing growth in the Corporation's servicing portfolio, which rose to $38 billion at December 31, 1994 from $28 billion a year ago, as well as lower amortization of servicing rights resulting from a decline in mortgage refinancings. Loan-related fees continued to increase in the fourth quarter and showed significant improvement over prior year periods, reflecting growth in syndication activity. The decline in factoring fees from prior year periods was attributable to the 1994 sale of the Corporation's factoring business. Other financial service fees have declined from prior year periods stemming from the sale of the Corporation's freight management business. This was partially offset, however, by higher fees from the Corporation's Argentine credit card business.

NONINTEREST EXPENSE
        The components of noninterest expense are as follows:


  Third
Quarter                                                                        Fourth Quarter         Twelve Months
- -------                                                                        ------------         ---------------
   1994      (in millions)                                                   1994   1993  Change     1994    1993  Change
   ----                                                                      ----   ----  ------     ----    ----  ------
  $ 207      Employee costs                                                 $ 213  $ 186    $ 27   $  813  $  771    $ 42
     59      Occupancy & equipment                                             59     55       4      230     224       6
     16      Professional fees                                                 13     16      (3)      54      56      (2)
     13      FDIC insurance premiums                                           13     15      (2)      51      62     (11)
     72      Other                                                             80     69      11      288     289      (1)
  -----
                 Noninterest expense, before restructuring,
    367          conversion-related, and OREO costs                           378    341      37    1,436   1,402      34
      5      Restructuring and conversion-related costs                         0      0       0       21      85     (64)
      6      OREO costs                                                         4      6      (2)      22      44     (22)
  -----                                                                     -----  -----     ---   ------  ------    ----
  $ 378      Total                                                          $ 382  $ 347     $35   $1,479  $1,531    $(52)
  =====                                                                     =====  =====     ===   ======  ======    ====

     Noninterest expense, before restructuring, conversion-related and OREO costs, was $378 million in the fourth quarter of 1994, compared with $367 million in the prior quarter and $341 million for the same quarter in 1993. Using this expense base, the Corporation's operating ratio of expenses to revenue improved to 59.6% in the fourth quarter, compared with 60.4% in the third quarter and 63.1% in the fourth quarter last year.

     Compared with the third quarter, employee costs grew $6 million reflecting, in part, an increase in Latin America coupled with a full quarter effect of the Pioneer acquisition. The growth in Latin America was mainly the result of a government-mandated wage increase in Brazil, as well as continued expansion in Argentina. Nonemployee costs grew $5 million as increases in travel expenses and advertising costs, associated with the Corporation's marketing efforts, and higher goodwill amortization, more than offset a decline in legal and consulting costs.

BANK OF BOSTON                                              PAGE 4

     Compared with the fourth quarter of 1993, noninterest expense, before restructuring, conversion-related and OREO costs, increased $37 million. This was mainly due to a $27 million increase in employee costs stemming from an increase in expenses from Latin America and the acquisitions of BankWorcester and Pioneer, which more than offset declines from a reduction in other domestic employees. Nonemployee costs grew $10 million, as increases from the BankWorcester and Pioneer acquisitions and higher levels of advertising, communications, equipment and travel expenses more than offset lower FDIC insurance premiums and legal fees.

CREDIT PROFILE
Loan and Lease Portfolio
     The segments of the lending portfolio are as follows:


 (in millions)                                             12-31-94    9-30-94    6-30-94    3-31-94    12-31-93
                                                           --------    -------    -------    --------   --------
 United States Operations:
    Commercial, industrial and financial                   $  11,805   $ 11,987   $ 11,871   $ 12,064   $  11,991
    Construction                                                 354        464        499        542         617
    Other commercial real estate                               3,141      3,110      3,084      2,851       3,123
    Loans secured by 1-4 family
     residential properties                                    5,004      4,878      4,215      3,923       4,159
    Loans to individuals                                       2,462      2,373      2,283      1,795       1,610
    Lease financing                                            1,366      1,312      1,263      1,257       1,264
    Unearned income                                             (216)      (199)      (198)      (202)       (204)
                                                           ---------   --------   --------   --------   ---------
                                                              23,916     23,925     23,017     22,230      22,560
                                                           ---------   --------   --------   --------   ---------
  International Operations:
    Loans and lease financing, net of
     unearned                                                  7,089      6,956      6,949      6,324       6,222
     income                                                ---------   --------   --------   --------   ---------
  Total loans and lease financing                          $  31,005   $ 30,881   $ 29,966   $ 28,554   $  28,782
                                                           =========   ========   ========   ========   =========

     Domestic loans and leases were relatively unchanged from September 30, 1994 as increases in the consumer-related categories were offset by lower levels of commercial loans. The increase in consumer-related loans reflected the Corporation's emphasis in this area and included growth from Fidelity Acceptance Corporation, the Corporation's consumer finance subsidiary. During the quarter, the Corporation also announced an agreement to acquire Ganis Credit Corporation, a consumer finance company headquartered in Newport Beach, California. This transaction is expected to close during the first quarter of 1995. The decline in domestic commercial, industrial and financial loans reflected increased syndication activity and the Corporation's efforts to reduce low spread assets.

     The international portfolio increased by $133 million primarily due to ongoing growth in the Argentine portfolio.

BANK OF BOSTON                                              PAGE 5


Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $441 million at December 31, 1994, compared with $470 million at September 30, 1994, and $659 million at December 31, 1993. Nonaccrual loans and OREO represented 1.4% of related assets at December 31, 1994, compared with 1.5% at September 30, 1994 and 2.3% at December 31, 1993.

     The components of consolidated nonaccrual loans and OREO are as follows:


 (in millions)                                                     12-31-94   9-30-94   6-30-94   3-31-94   12-31-93
                                                                   --------  --------  --------  --------  ---------
  Domestic nonaccrual loans*:
    Commercial, industrial and financial                          $     113  $    119  $    131  $    112  $     121
    Construction                                                         13        18        30        27         30
    Other commercial real estate                                        106       119       160       134        231
    Real estate secured by 1-4 family residential
     properties                                                          44        35        30        17         64
    Loans to individuals                                                 24        15         9        13         10
    Lease financing                                                       0         0         0         0          1
                                                                  ---------  --------  --------  --------  ---------
                                                                        300       306       360       303        457
                                                                  ---------  --------  --------  --------  ---------

  International nonaccrual loans                                         65        71        87        96         94
                                                                  ---------  --------  --------  --------  ---------
      Total nonaccrual loans                                            365       377       447       399        551
  OREO                                                                   76        93        71        66        108
                                                                  ---------  --------  --------  --------  ---------
      Total                                                       $     441  $    470  $    518  $    465  $     659
                                                                  =========  ========  ========  ========  =========

* Excludes assets placed in the accelerated disposition portfolio.

Accelerated Disposition Portfolio

     The Corporation's accelerated disposition portfolio exposure was $135 million at December 31, 1994, compared with $145 million at September 30, 1994. During the fourth quarter, the Corporation sold approximately $60 million of its September 30 portfolio, which was offset by the transfer of additional loans into the portfolio. The Corporation is actively engaged in a formal selling effort and expects to dispose of its December 31, 1994 portfolio during 1995.

BANK OF BOSTON                                          PAGE 6

Provision and Reserve for Credit Losses

     The reserve for credit losses at December 31, 1994 was $680 million, or 2.19% of outstanding loans and leases, compared with $677 million, or 2.19% at September 30, 1994, and $770 million, or 2.68% at December 31, 1993. The reserve for credit losses was 186% of nonaccrual loans at December 31, 1994, 179% at September 30, 1994, and 140% at December 31, 1993.

     The provision for credit losses was $35 million for the fourth quarter of 1994, compared with $25 million for the prior quarter and $10 million for the comparable period last year. For the full year 1994, the provision for credit losses was $130 million, compared with $70 million in the previous year. The 1994 provision includes the effect of transferring lower quality real estate exposure to the accelerated disposition portfolio.

     Net credit losses were $31 million for the fourth quarter of 1994, compared with $32 million for the prior quarter and $39 million for the comparable period last year. Net credit losses as a percent of average loans and leases on an annualized basis were .40% in 1994's fourth quarter, compared with .42% for the third quarter of 1994 and .54% for the fourth quarter of 1993. For the full year 1994, net credit losses, excluding those associated with the accelerated disposition portfolio, were $126 million compared with $223 million for the same period in 1993.

     Net credit losses were as follows:


  Third
  -----
Quarter                                                          Fourth  Quarter            Twelve Months
- -------                                                       ------------------          ----------------
   1994    (in millions)                                      1994          1993          1994*      1993
   ----                                                       ----          -----         -----      ----
           Domestic
 $    6      Commercial, industrial and financial            $   4         $   7          $  14     $  40
      7      Commercial real estate                              8            14             33        73
      2      1-4 family residential                              5             4             12        18
     10      Loans to individuals                                7             9             37        31
      0      Lease financing                                     0             1              0         1
  -----                                                      -----         -----          -----     -----
     25        Subtotal                                         24            35             96       163
      7    International                                         7             4             30        60
  -----                                                      -----         -----          -----     -----
  $  32       Total                                          $  31         $  39          $ 126     $ 223
  =====                                                      =====         =====          =====     =====

* Excludes credit losses related to the transfer of assets to the accelerated disposition portfolio.

THE CORPORATION
     Bank of Boston Corporation, New England's only global bank, with assets of $44.6 billion, is a superregional bank holding company with regional, national and global operations. Its major banking subsidiaries are The First National Bank of Boston, in Massachusetts, Bank of Boston Connecticut and Rhode Island Hospital Trust National Bank. At December 31, 1994, the Corporation also owned Casco Northern Bank, in Maine, and Bank of Vermont, however, it is expected that the sale of these banking subsidiaries will be consummated during the first quarter of 1995. The Corporation and its subsidiaries provide a broad range of financial services to individual, corporate, institutional and governmental customers, as well as to other banks in New England and in selected markets across the nation and around the world. The Corporation's common and preferred stocks are listed on the New York and Boston exchanges.

BANK OF BOSTON                                          PAGE 7
                           CONSOLIDATED BALANCE SHEET
(dollars in millions)


 September 30                                                                                December 31
 ------------                                                                      ---------------------
         1994                                                                            1994       1993
     --------                                                                       ---------  ---------
                        Assets
                         Securities:
      $ 2,022             Held to maturity                                            $ 1,703    $ 1,569
        2,214             Available for sale                                            2,997      1,438

       30,881            Loans and lease financing                                     31,005     28,782
         (677)           Reserve for credit losses                                       (680)      (770)
      -------                                                                         -------    -------
       30,204             Net loans and lease financing                                30,325     28,012

          128            Accelerated disposition portfolio                                118          0
        4,190            Other earning assets                                           3,524      4,073
        5,536            Cash and other nonearning assets                               5,963      5,496
      -------                                                                         -------    -------
      $44,294             Total Assets                                                $44,630    $40,588
      =======                                                                         =======    =======

                        Liabilities and Stockholders' Equity
      $30,313            Deposits                                                    $31,356    $29,614
        7,283            Funds borrowed                                                6,360      4,975
        2,131            Notes payable                                                 2,169      1,973
        1,454            Other liabilities                                             1,603      1,114
      -------                                                                        -------    -------
       41,181             Total Liabilities                                           41,488     37,676
      -------                                                                        -------    -------

                        Stockholders' Equity
          508            Preferred equity                                                508        508
        2,605            Common equity                                                 2,634      2,404
      -------                                                                        -------    -------
        3,113             Total Stockholders' Equity                                   3,142      2,912
      -------                                                                        -------    -------
      $44,294             Total Liabilities and Stockholders' Equity                 $44,630    $40,588
      =======                                                                        =======    =======

                           SELECTED AVERAGE BALANCES


Quarter Ended                                             Quarters Ended  Twelve Months Ended
 September 30                                              December 31        December 31
- -------------                                            ----------------  -----------------
         1994                                               1994     1993      1994     1993
     --------                                             -------  -------  --------  -------
                  Assets
      $30,362      Loans and lease financing             $31,076  $28,172   $29,790  $26,586
        3,489      Securities                              4,435    3,194     3,510    3,624
       38,846      Total earning assets                   39,349   36,129    38,145   34,299
       43,925      Total assets                           44,400   40,403    43,061   38,367
                  Liabilities and Stockholders' Equity
       25,012      Interest bearing deposits              25,263   23,915    24,301   23,684
        4,892      Noninterest bearing deposits            5,182    5,332     5,000    4,855
      -------                                            -------  -------   -------  -------
       29,904       Total deposits                        30,445   29,247    29,301   28,539
        1,987      Notes payable                           2,141    1,876     2,069    1,743
       34,360      Total interest bearing liabilities     34,598   31,181    33,550   29,776
        2,540      Common stockholders' equity             2,621    2,309     2,515    2,243
        3,048      Total stockholders' equity              3,129    2,817     3,023    2,719

                              NUMBER OF EMPLOYEES

                                           Dec 31     Sept 30     Dec 31
                                            1994         1994       1993
                                        ---------  ----------  ---------
  Full time equivalent employees         18,355        18,625     18,644

BANK OF BOSTON                                                            PAGE 8

                        CONSOLIDATED STATEMENT OF INCOME
(dollars in millions, except per share amounts)


Quarter Ended                                                                  Quarters Ended  Twelve Months Ended
    September                                                                     December 31          December 31
- -------------                                                             -------------------  -------------------
           30
           --
         1994                                                                 1994       1993      1994       1993
        -----                                                            ---------   --------  --------   --------
     $1,083.5      Interest income                                        $1,071.4   $  721.9  $3,718.8   $2,738.7
        659.6      Interest expense                                          638.0      372.6   2,146.2    1,393.8
     --------                                                             --------   --------  --------   --------
        423.9       Net interest revenue                                     433.4      349.3   1,572.6    1,344.9
         25.0      Provision for credit losses                                35.0       10.0     130.0       70.1
     --------                                                             --------   --------  --------   --------
                    Net interest revenue after provision
        398.9        for credit losses                                       398.4      339.3   1,442.6    1,274.8
     --------                                                             --------   --------  --------   --------
                   Noninterest income:
        104.3       Financial service fees                                   105.5       95.2     396.1      350.0
         50.6       Trust and agency fees                                     53.1       45.5     201.6      177.6
         10.9       Trading profits and commissions                            (.1)       3.9      15.8       23.6
          1.3       Securities portfolio gains, net                            2.5        8.8      13.6       32.2
         35.1       Other income                                              37.6       35.6     200.9      162.1
     --------                                                             --------   --------  --------   --------
        202.2        Total noninterest income                                198.6      189.0     828.0      745.5
     --------                                                             --------   --------  --------   --------
                   Noninterest expense:
        168.1       Salaries                                                 177.8      153.3     665.3      634.6
         38.6       Employee benefits                                         35.1       32.7     147.6      136.2
         35.2       Occupancy expense                                         34.4       31.3     134.6      127.8
         24.2       Equipment expense                                         24.9       23.4      96.0       96.2
        101.0       Other expense                                            105.6      100.3     392.0      407.2
     --------                                                             --------   --------  --------   --------
        367.1        Subtotal                                                377.8      341.0   1,435.5    1,402.0

                    Merger and restructuring charges and other related
          5.0       conversion costs                                             0          0      21.4       85.0

          6.2       OREO costs                                                 4.1        5.6      22.3       43.8
     --------                                                             --------   --------  --------   --------
        378.3        Total noninterest expense                               381.9      346.6   1,479.2    1,530.8
     --------                                                             --------   --------  --------   --------
                   Income before income taxes, extraordinary item
                    and cumulative effect of changes in
        222.8        accounting principles                                   215.1      181.7     791.3      489.5
         98.8       Provision for income taxes                                94.3       79.2     349.4      214.7
     --------                                                             --------   --------  --------   --------
                   Income before extraordinary item and cumulative
        124.0       effect of changes in accounting principles               120.8      102.5     441.9      274.8
                    Extraordinary loss from early extinguishment of debt,
            0        net of tax                                                  0          0      (6.6)         0
                    Change in the method of accounting for purchased
            0        mortgage servicing rights, net of related taxes             0          0         0      (53.0)
            0       Change in the method of accounting for income taxes          0          0         0       77.2
     --------                                                             --------   --------  --------   --------
     $  124.0      NET INCOME                                             $  120.8   $  102.5  $  435.3   $  299.0
     ========                                                             ========   ========  ========   ========

                   PER COMMON SHARE:
                    Income before extraordinary item and cumulative
                     effect of changes in accounting principles:
     $   1.07        Primary                                              $   1.04   $    .88  $   3.79   $   2.28
     $   1.04        Fully diluted                                        $   1.01   $    .85  $   3.67   $   2.22
                    Net income:
     $   1.07        Primary                                              $   1.04   $    .88  $   3.73   $   2.51
     $   1.04        Fully diluted                                        $   1.01   $    .85  $   3.61   $   2.44
     $    .22       Dividends declared                                    $    .27   $    .10  $    .93   $    .40

                   Average number of common shares, in thousands:
      106,981            Primary                                           107,108    105,644   106,730    105,336
      111,690            Fully diluted                                     111,831    110,308   111,427    110,258

     $    9.4      Preferred dividends                                    $    9.4   $    9.4  $   37.5   $   34.7

BANK OF BOSTON                                                            PAGE 9
                                   OTHER DATA
(dollars in millions, except per share amounts)



Quarter Ended
 September 30                                                                  Quarters Ended  Twelve Months Ended
- -------------                                                                     December 31          December 31
                                                                          -------------------  -------------------
         1994                                                                 1994       1993      1994       1993
        -----                                                             --------   --------  --------   --------

                   NET INCOME BEFORE SPECIAL REVENUE ITEMS, MERGER AND
                   RESTRUCTURING CHARGES AND OTHER RELATED CONVERSION
                   COSTS, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF
                   ACCOUNTING CHANGES:

       $124.0         Net income                                            $120.8     $102.5    $435.3     $299.0
       (11.0)         Special revenue items, net of tax                          0          0     (11.0)         0
                      Merger and restructuring charges and other
          3.0          related conversion costs, net of tax                      0          0      12.2       57.0
            0         Extraordinary item, net of tax                             0          0       6.6          0
                      Cumulative effect of accounting changes,
            0          net of tax                                                0          0         0      (24.2)
         ----                                                                ------     ------  --------   --------
                        Net income before special revenue items, merger
                         and restructuring charges and other related
                           conversion costs, extraordinary items
                           and cumulative effect of accounting
       $116.0              changes                                          $120.8     $102.5    $443.1     $331.8
       ======                                                               ======     ======    ======     ======

                   EARNINGS PER SHARE BEFORE SPECIAL REVENUE ITEMS,
                    MERGER AND RESTRUCTURING CHARGES AND OTHER RELATED
                    CONVERSION COSTS, EXTRAORDINARY ITEMS AND
                    CUMULATIVE EFFECT OF ACCOUNTING CHANGES:

     $   1.00         Primary                                                $ 1.04     $  .88     $3.80      $2.82
    $     .96         Fully diluted                                          $ 1.01     $  .85     $3.68      $2.73

                   RETURN ON AVERAGE TOTAL ASSETS (ANNUALIZED):
         1.12%        Net income                                              1.08%      1.01%     1.01%       .78%
                      Net income before special revenue items, merger
                       and restructuring charges and other related
                        conversion costs, extraordinary items and
         1.05%           cumulative effect of accounting changes              1.08%      1.01%     1.03%        .86%

                   RETURN ON AVERAGE COMMON EQUITY (ANNUALIZED):
        17.90%        Net income                                             16.86%     16.00%    15.82%      11.78%
                      Net income before special revenue items, merger
                       and restructuring charges and other related
                        conversion costs, extraordinary items and
        16.65%           cumulative effect of accounting changes             16.86%     16.00%    16.13%      13.25%

                   CONSOLIDATED NET INTEREST REVENUE AND MARGIN:
                      Including special items:
                       Net interest revenue, fully taxable
       $425.2           equivalent basis                                    $435.4     $351.3  $1,578.9    $1,352.6
         4.34%         Net interest margin                                    4.39%      3.86%     4.14%       3.94%

                      Excluding special items:
                       Net interest revenue, fully taxable
       $405.2           equivalent basis                                    $435.4     $351.3  $1,558.9    $1,352.6
         4.14%         Net interest margin                                    4.39%      3.86%     4.09%       3.94%

         4.41%     DOMESTIC NET INTEREST MARGIN (ESTIMATED)                   4.61%      4.12%     4.34%       4.10%

BANK OF BOSTON                                                           PAGE 10

 September 30                                                                            December 31
 ------------                                                              -------------------------
         1994                                                                     1994          1993
        -----                                                                   ------       -------
                   COMMON STOCKHOLDERS' EQUITY:
  $     2,605      Common stockholders' equity                                $  2,634       $  2,404
      107,169      Common shares outstanding, in thousands                     106,547        105,801
                   Per common share:
  $     24.30       Book value                                                $  24.72       $  22.71
        26.63       Market value                                                 25.88          23.00

                   REGULATORY CAPITAL:
                   Risk-based capital ratios:                                 Estimate
          6.9%       Tier 1 capital ratio (minimum required 4.00%)                 7.0%           7.2%
         11.9%       Total capital ratio (minimum required 8.00%)                 12.1%          12.4%
          6.4%     Leverage ratio                                                  6.5%           6.8%
    $   2,806      Tier 1 capital                                             $  2,876       $  2,754
        4,873      Total capital                                                 4,985          4,725
       40,854      Total risk-adjusted assets                                   41,317         38,179

                           RESERVE FOR CREDIT LOSSES
(dollars in millions)


Quarter Ended                                                                     Quarters Ended  Twelve Months Ended
 September 30                                                                        December 31          December 31
- -------------                                                                 ------------------  -------------------
         1994                                                                     1994      1993      1994       1993
     --------                                                                 --------  --------  ---------  --------
      $ 675.8      Beginning balance                                            $676.5    $798.8    $ 770.3   $ 923.1

          8.1      Reserves of acquired companies                                    0         0       24.7         0

         25.0      Provision for credit losses                                    35.0      10.0      130.0      70.1

        (51.8)     Credit losses                                                 (50.0)    (53.4)    (193.8)   (273.2)
         19.4      Recoveries                                                     18.7      14.9       68.0      50.3
      -------                                                                   ------    ------    -------   -------
                   Net credit losses before losses related to accelerated
        (32.4)      disposition portfolio                                        (31.3)    (38.5)    (125.8)   (222.9)

                   Credit losses related to exposures transferred to
            0       accelerated disposition portfolio:                               0         0     (119.0)        0
      -------                                                                   ------    ------    -------   -------

      $ 676.5      Ending balance                                               $680.2    $770.3    $ 680.2   $ 770.3
      =======                                                                   ======    ======    =======   =======

         2.19%     Reserve as a % of loans and leases                             2.19%     2.68%      2.19%     2.68%
      =======                                                                   ======    ======    =======   =======

          179%     Reserve as a % of nonaccrual loans                              186%      140%       186%      140%
      =======                                                                   ======    ======    =======   =======

                               RENEGOTIATED LOANS


                               1993                                          1994
                                 Fourth     First     Second     Third     Fourth
                                    Qtr       Qtr        Qtr       Qtr        Qtr
                               --------  --------   --------  --------   --------

Renegotiated loans                $225       $116        $81       $72        $68
                                  ====       ====        ===       ===        ===


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